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Exhibit 11.1


                       ENTEX INFORMATION SERVICES, INC.
                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                      Unaudited

                                       Three months ended    Three months ended
                                       ------------------    ------------------
                                          September 28,         September 29,
                                             1997                   1996
                                             ----                   ----

Weighted average number of
common shares outstanding                 31,014,425             32,357,840



Common equivalent shares from stock
options and warrants using the
treasury stock method                      2,721,780                      -
                                       ------------------    ------------------
Shares used in computing
earnings per share                        33,736,205             32,357,840
                                       ------------------    ------------------
                                       ------------------    ------------------

Net income (loss)                      $       4,700         $       (5,808)
                                       ------------------    ------------------
                                       ------------------    ------------------

Primary and fully diluted
earnings per share                     $        0.14         $        (0.18)
                                       ------------------    ------------------
                                       ------------------    ------------------